UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2012

LHC Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware                                         001-33989                                          71-0918189
(State or other jurisdiction                   (Commission                                        (IRS Employer
of incorporation)                                 File Number)                                     Identification No.)

420 West Pinhook Rd., Suite A	70503
Lafayette, Louisiana	(Zip Code)
(Address of principal executive offices)

(337) 233-1307
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

The information contained in the discussion pursuant to Item 2.03 below is incorporated by reference herein.

Item 2.03.               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2012 (the “Effective Date”), LHC Group, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Agreement”) by and among the Company, Capital One, National Association, as administrative agent (the “Agent”) and as a lender, sole book runner and sole lead arranger, JPMorgan Chase Bank, N.A., as a lender and as syndication agent, Compass Bank, as a lender and documentation agent, and Whitney Bank and Regions Bank, as lenders. The Third Amended and Restated Credit Agreement amends and restates that certain Second Amended and Restated Credit Agreement, dated as of October 12, 2010, as amended by that certain First Amendment thereto dated October 29, 2010, that certain Second Amendment thereto dated September 28, 2011, that certain Third Amendment thereto dated September 28, 2011, and that certain Fourth Amendment thereto dated December 8, 2011 (as so amended, the “Existing Credit Facility”), among the Company, the Agent and the lenders party thereto.

General

The Third Amended and Restated Credit Agreement adds Compass Bank, as a lender and documentation agent, and Whitney Bank and Regions Bank, each as a lender. The Third Amended and Restated Credit Agreement also increases the revolving line of credit commitment to the maximum total aggregate principal amount of $100 million (with a letter of credit sub-limit equal to $15 million and a swing line sub-limit of $10 million), which is senior unsecured debt of the Company. As of the Effective Date, the Third Amended and Restated Credit Agreement has a term of three years with a termination date of August 31, 2015.

The Company has the option to increase the revolving line of credit commitment by up to $25 million upon and subject to certain conditions.

The proceeds of the revolving loans may be used only (i) to refinance all existing senior unsecured debt under the Existing Credit Facility, (ii) to finance certain acquisitions and capital expenditures, (iii) for working capital, (iv) to issue letters of credit, (v) to repurchase up to $50 million of the Company’s outstanding stock and (vi) for other general corporate purposes.

Interest Rates

The interest rate for borrowings under the Third Amended and Restated Credit Agreement, at the election of the Company, shall be either at the Base Rate (as defined in the Third Amended and Restated Credit Agreement) as a function of the prime rate or the LIBOR Rate (as defined in the Third Amended and Restated Credit Agreement). Borrowings accruing interest under the Third Amended and Restated Credit Agreement at either the Base Rate or the LIBOR Rate are subject to the applicable margins set forth below:

Leveraged Ratio	LIBOR Margin	Base Rate Margin
<1.00x	2.25%	1.00%
≥1.00x<1.50x	2.50%	1.25%
≥1.50x	2.75%	1.50%

The Third Amended and Restated Credit Agreement requires no principal amortization and interest-only payments are due, in the case of Base Rate Loans (as defined in the Third Amended and Restated Credit Agreement) on the last business day of each month such loan is outstanding, and in the case of LIBOR Loans (as defined in the Third Amended and Restated Credit Agreement) on the last LIBOR Business Day (as defined in the Third Amended and Restated Credit Agreement”) of the applicable interest period for any such outstanding loan.

Prepayments

The Company may at any time and from time to time, without premium or penalty, prepay Base Rate Loans or LIBOR Loans, other than certain breakage costs with respect to the prepayment of LIBOR Loans on a date other than the last day of the LIBOR Interest Period (as defined in the Third Amended and Restated Credit Agreement).

Guarantors and Pledge of Equity Interests

The Third Amended and Restated Credit Agreement is guaranteed by all of the Company’s wholly-owned subsidiaries along with guarantees of all regional holding companies pursuant to that certain Third Amended and Restated Commercial Guaranty by and among the Agent and such guarantors, dated as of August 31, 2012. In addition, the Company will pledge and assign all of its equity interests in its joint venture partnerships to the extent permitted by the organizational documents of such joint venture partnerships.

Representations and Covenants

The Third Amended and Restated Credit Agreement contains customary representations, as well as affirmative and negative covenants (including, among others, limitations on the incurrence of additional debt, limitations on the incurrence of liens, restrictions on investments and acquisitions, restrictions on the sale of assets and limitations on stock repurchases). The Third Amended and Restated Credit Agreement also contains certain financial covenants, including, without limitation, the following:

•	At the end of each fiscal quarter of the Company commencing September 30, 2012, its fixed charge coverage ratio must be not less than 1.50 to 1.00;

•
At the end of each fiscal quarter of the Company commencing September 30, 2012, the Company’s Consolidated Net Worth (as defined in the Third Amended and Restated Credit Agreement) shall be not less than $250 million, which will increase by 50% of net income (if positive) for each subsequent quarter after the Effective Date; and

•
At the end of each fiscal quarter of the Company commencing September 30, 2012, the Leverage Ratio (as defined in the Third Amended and Restated Credit Agreement) of the Company shall not be more than 2.00 to 1.00.

Events of Default

The Third Amended and Restated Credit Agreement contains customary Events of Default (as defined in the Third Amended and Restated Credit Agreement), including, but not limited to, nonpayment of principal, interest or other fees or amounts, violations of covenants, nonpayment of other material debt, breaches of representations and warranties in any material respect and insolvency and bankruptcy). As is customary in such agreements, the lenders may terminate their commitments, accelerate the repayment of amounts outstanding and exercise other remedies upon the occurrence of an Event of Default, subject, in certain instances, to the expiration of an applicable cure period.

The foregoing description of the terms of the Third Amended and Restated Credit Agreement is not complete and is qualified in its entirety by the full text of the Third Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(d)           The exhibit to this current report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:  ________________________________________
Peter J. Roman
Executive Vice President and
Chief Financial Officer
Dated:  September 4, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated as of August 31, 2012, by and among LHC Group, Inc., Capital One, National Association, as a lender, administrative agent, sole book runner and sole lead arranger, JPMorgan Chase Bank, N.A., as a lender and syndication agent, Compass Bank, as a lender and documentation agent, and Whitney Bank and Regions Bank, as lenders.